UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 14, 2021

DRIVEN BRANDS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39898	74-3595252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 S. Church Street, Suite 700

Charlotte, NC 28202

(Address of principal executive offices) (Zip Code)

(704) 377-8855

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.01 per share	DRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

On January 20, 2021, Driven Brands Holdings Inc. (the “Company”), an indirect parent of the Car Wash Borrowers (as defined below), in its sole discretion, has caused to be repaid in full the outstanding amounts under (1) that certain First Lien Credit Agreement, dated as of October 3, 2017, as amended and restated on April 10, 2018 (the “First Lien Credit Agreement”), by and among Shine Holdco III Limited (“Shine Holdco III”), Shine Acquisition Co Limited (“Shine Bidco”), Shine Acquisition Co. S.à r.l. (“Car Wash Lux Borrower”), Boing US Holdco, Inc. (“Car Wash US Borrower” and, together with the Car Wash Lux Borrower, the “Car Wash Borrowers”), the lenders party thereto from time to time and Goldman Sachs Bank USA, as administrative agent (the “Agent”), which consisted of a $545 million term loan and a $75 million revolving credit commitment and (2) that certain Second Lien Credit Agreement, dated as of October 3, 2017, as amended and restated on April 10, 2018 (the “Car Wash Second Lien Credit Agreement” and, together with the Car Wash First Lien Credit Agreement, the “Car Wash Senior Credit Agreements”), by and among Shine Holdco III, Shine Bidco, the Car Wash Borrowers, the lenders party thereto from time to time and the Agent, which consisted of a $175 million term loan, and caused to be terminated the Car Wash Senior Credit Agreements. No early termination penalties or prepayment premiums were incurred by the Company in connection with the termination of the Car Wash Senior Credit Agreements.

Item 8.01 Other Events.

On January 20, 2021, the Company completed the initial public offering (the “Offering”) of its common stock, par value $0.01 per share (the “Common Stock”) described in the prospectus (the “Prospectus”), dated January 14, 2021, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-251615) (as amended, the “Registration Statement”). In the Offering, the Company sold 31,818,182 shares of Common Stock at a purchase price per share of $20.79 (the offering price per share to the public of $22.00 per share minus the underwriting discount and commissions). The Company used the proceeds from the Offering and cash on hand to repay in full the outstanding indebtedness under the Car Wash Senior Credit Agreements as described under Item 1.02 above.

Income Tax Receivable Agreement

In connection with the Offering, the Company entered into the Income Tax Receivable Agreement, dated January 16, 2021, by and among the Company and the stockholders party thereto (the “Tax Receivable Agreement”). The Tax Receivable Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The terms of the Tax Receivable Agreement are substantially the same as the terms set forth in the form of the agreement previously filed as Exhibit 10.14 to the Registration Statement and as described therein.

2021 Omnibus Incentive Plan

On January 6, 2021, the Company’s Board of Directors approved the 2021 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) and effective January 14, 2021, the Company’s stockholders adopted and approved the Omnibus Incentive Plan substantially in the form previously filed as Exhibit 10.23 to the Registration Statement. The Omnibus Incentive Plan provides for the granting of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards, other cash-based awards or any combination of the foregoing to current and prospective employees and directors of, and consultants and advisors to, the Company and its affiliates. For further information regarding the Omnibus Incentive Plan, see “Executive Compensation—Post-IPO Equity Compensation Plans—2021 Omnibus Incentive Plan” in the Prospectus.

A copy of the Omnibus Incentive Plan is filed herewith as Exhibit 10.2 and incorporated herein by reference. The above description of the Omnibus Incentive Plan is not complete and is qualified in its entirety by reference to such exhibit.

Employee Stock Purchase Plan

On January 6, 2021, the Company’s Board of Directors approved the Employee Stock Purchase Plan (the “ESPP”) and effective January 14, 2021, the Company’s stockholders adopted and approved the ESPP substantially in the form previously filed as Exhibit 10.24 to the Registration Statement. The ESPP provides employees of the Company with an opportunity to purchase the Company’s Common Stock at a discount, subject to certain limitations set forth in the ESPP. For further information regarding the ESPP, see “Executive Compensation—Post-IPO Equity Compensation Plans—Employee Stock Purchase Plan” in the Prospectus.

A copy of the ESPP is filed herewith as Exhibit 10.3 and incorporated herein by reference. The above description of the ESPP is not complete and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Income Tax Receivable Agreement, dated January 16, 2021, by and among Driven Brands Holdings Inc. and the stockholders party thereto

10.2	Driven Brands Holdings Inc. 2021 Omnibus Incentive Plan

10.3	Driven Brands Holdings Inc. Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2021

DRIVEN BRANDS HOLDINGS INC.

By:	/s/ Scott O’Melia
Name:	Scott O’Melia
Title:	Executive Vice President, General Counsel and Secretary